Exhibit 99.1
BANCINSURANCE CORPORATION ANNOUNCES
SECOND QUARTER RESULTS
COLUMBUS, Ohio (July 27, 2006) Bancinsurance Corporation, a specialty property and casualty insurance holding company, today announced its financial results for the three and six months ended June 30, 2006.
Highlights for the second quarter of 2006 include the following:
•	Net income of $1.4 million or $.28 per diluted share.

•	Net premiums earned of $12.9 million.

•	Combined ratio of 91.3%.

•	Shareholders’ equity of $32.6 million and book value per share of $6.55 at June 30, 2006.
John S. Sokol, President, commented, “Our operating performance for the second quarter 2006 was similar to the same quarter last year. The difference in financial results between the two periods was due to lower net realized gains on investments in 2006. We are pleased with the recent upgrade of Ohio Indemnity’s financial strength rating to A- (Excellent) and the revised outlook to stable from negative by the A.M. Best Company. This rating makes it easier for agents to place business with us and also restores Ohio Indemnity to approved status with commercial customers. We are back and are moving forward with plans to grow our business.”
Second Quarter Results
Net income declined to $1.4 million, or $0.28 per diluted share, for the second quarter 2006 from $2.1 million, or $0.43 per diluted share, for the same period last year. The most significant factor that influenced the year-over-year comparison was net realized gains on investments of $2,329 for the second quarter 2006 versus $883,151 the same period last year.
Net premiums earned declined slightly to $12.9 million for the second quarter 2006 from $13.1 million a year ago primarily due to lower creditor placed insurance (“CPI”) and waste surety bond (“WSB”) premiums which were partially offset by an increase in guaranteed auto protection insurance (“GAP”) premiums. The ULTIMATE LOSS INSURANCE® (“ULI”) product line experienced premium growth due to increased auto lending for certain financial institution customers; however, total ULI premiums remained relatively flat for the second quarter 2006 as this increase was offset by a decrease in ULI premium from a general agent that transferred half of its production to other insurance carriers in the second half of 2005 (the “Transferred Business”). Premiums for our unemployment compensation (“UC”) product line declined 4.4% for the second quarter 2006 compared to a year ago.
Net investment income was $0.9 million for the second quarter 2006, an increase of 16% from $0.8 million the prior year. This improvement was primarily due to growth in fixed income investments compared to a year ago. Net realized gains on investments were $2,329 for the second quarter 2006 compared to $0.9 million a year ago due to the timing of sales of equity securities.
Discontinued bond program losses and loss adjustment expenses (“LAE”) were $0.5 million and $6,669 during the second quarter 2006 and 2005, respectively. The loss in second quarter 2006 was attributable to an increase in reported losses from one of the insurance carriers that participated in the program. Arbitration proceedings with certain insurance carriers that participated in the program are ongoing. Losses and LAE on continuing business increased $1.0 million in the second quarter 2006 compared to a year ago primarily due to favorable loss development recorded in the second quarter 2005 for the ULI product line.

Commission expense declined $0.8 million primarily due to the decrease in ULI commissions associated with the Transferred Business as well as a decrease in CPI and WSB commissions which was partially offset by an increase in GAP commissions. Other insurance operating expenses and general and administrative expenses were down $0.5 million primarily due to one-time audit and legal expenses in the prior year associated with the withdrawal of the Company’s former independent registered public accounting firm. This decrease was partially offset by higher legal expenses associated with the discontinued bond program arbitrations in the second quarter 2006 compared to the prior year. Interest expense increased $0.1 million as a result of rising interest rates associated with the Company’s trust preferred debt.
Combined Ratio
The Company’s specialty insurance products are underwritten by its wholly-owned subsidiary, Ohio Indemnity Company, whose results represent the Company’s combined ratio. For the second quarter 2006, the combined ratio increased to 91.3% from 89.4% a year ago. The loss ratio increased to 49.5% for the second quarter 2006 from 37.5% a year ago principally due to the increase in losses for ULI and the discontinued bond program. Excluding the discontinued bond program, the loss ratio was 45.7% for the second quarter 2006 compared to 37.5% a year ago. This increase was primarily attributable to favorable loss development for the ULI product line in the second quarter 2005. The expense ratio improved to 41.8% for the second quarter 2006 from 51.9% a year ago primarily due to the decline in other insurance operating expenses and the decrease in ULI commissions associated with the Transferred Business.
Six Month Results
Net income increased to $2.9 million, or $0.58 per diluted share, for the first six months of 2006 from $1.7 million, or $0.33 per diluted share, for the same period last year. The most significant factor that influenced the year-over-year comparison was the reduction in losses and LAE for the discontinued bond program.
Net premiums earned declined to $23.8 million for the first six months of 2006 from $25.7 million a year ago primarily due to a decrease in ULI, CPI and WSB premiums. ULI experienced the largest decline ($2.3 million) caused primarily by the Transferred Business combined with lower lending volumes for certain of our financial institution customers during the first six months of 2006 compared to the same period in 2005. This decrease in premiums was partially offset by a $1.2 million increase for our GAP product line due to pricing actions and new customers added. Net premiums earned for our UC product line remained relatively flat compared to a year ago.
Net investment income was $1.9 million for the first six months of 2006, an increase of 30% from $1.4 million the prior year. This improvement was primarily due to growth in fixed income investments compared to a year ago. Net realized gains on investments were $0.1 million for the first six months of 2006 compared to $1.3 million a year ago due to the timing of sales of equity securities.
Management fees from our UC product line were $0.5 million for the first six months of 2006 compared to $0.3 million the prior year due to favorable unemployment experience and pricing actions.
Discontinued bond program losses and LAE were $0.3 million and $3.7 million during the first six months of 2006 and 2005, respectively. The 2006 year-to-date loss of $0.3 million consisted of a $0.5 million increase in reported losses from one of the insurance carriers that participated in the program, which was partially offset by a $0.2 million benefit recorded as a result of the previously disclosed settlement on January 18, 2006 with one of the other insurance carriers. The most significant factor contributing to the net loss for the first six months of 2005 was the increase in reserves for this program during that period. Arbitration proceedings with certain insurance carriers that participated in the program are ongoing. Losses and LAE on continuing business increased $0.5 million for the first six months of 2006 primarily due to favorable loss development for the ULI product line in the first six months of 2005 and an increase in GAP losses due to the increase in business. This increase in losses was partially offset by a decrease in losses for our CPI, UC and WSB product lines.
Commission expense declined $1.0 million for the first half of 2006 compared to the same period last year primarily due to the decrease in ULI commissions associated with the Transferred Business. Other insurance operating expenses and general and administrative expenses were down $0.6 million primarily due to one-time audit and legal expenses in the prior year associated with the withdrawal of the Company’s former independent registered public accounting firm. This decrease was partially offset by higher legal expenses associated with the discontinued bond program arbitrations in the first six months of 2006 compared to the prior year combined with an increase in compensation expense and premium taxes. Interest expense increased $0.2 million for the first half of 2006 versus a year ago as a result of rising interest rates associated with the Company’s trust preferred debt.

Combined Ratio
For the first six months of 2006, the combined ratio improved to 90.9% from 103.3% a year ago. The loss ratio improved to 47.7% for the first six months of 2006 from 55.2% a year ago principally due to the decline in losses and LAE for the discontinued bond program. Excluding the discontinued bond program, the loss ratio was 46.5% for the first six months of 2006 compared to 41.0% a year ago. This increase was primarily attributable to the prior year favorable loss development for the ULI product line. The expense ratio improved to 43.2% for the first six months of 2006 from 48.1% a year ago primarily due to the decrease in other insurance operating expenses and the decrease in ULI commissions associated with the Transferred Business.
About Bancinsurance Corporation
Bancinsurance Corporation, headquartered in Columbus, Ohio, is principally engaged through its property and casualty insurance subsidiary, Ohio Indemnity Company, in underwriting specialty insurance. Lender/dealer insurance products include our ULTIMATE LOSS INSURANCE®, creditor placed insurance and guaranteed auto protection insurance products. These products protect banks and other lenders against risk arising from theft or damage to certain loan collateral where the borrower has failed to secure or maintain adequate insurance coverage. Unemployment compensation products are utilized by qualified entities that elect not to pay the unemployment compensation taxes and instead reimburse state unemployment agencies for benefits paid by the agencies to the entities’ former employees. Other products include our waste surety bond business and run off of the discontinued bond program.
Forward-Looking Statements
Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements convey our current expectations or forecast future events. All statements contained in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions generally identify forward-looking statements but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those statements. Risk factors that might cause actual results to differ from those statements include, without limitation, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the Company, changes in the business tactics or strategies of the Company, the financial condition of the Company’s business partners, changes in market forces, litigation, developments in the discontinued bond program and related arbitrations, the ongoing SEC private investigation and the concentrations of ownership of the Company’s common shares by members of the Sokol family, and other risk factors identified in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, any one of which might materially affect our financial condition and/or results of operations. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.
CONTACT:
John S. Sokol
President
jsokol@bancins.com
614-220-5200

BANCINSURANCE CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Net premiums earned	$12,945,419	$13,079,318	$23,831,127	$25,726,454
Net investment income	944,007	812,747	1,882,732	1,446,942
Net realized gains on investments	2,329	883,151	81,779	1,257,449
Codification and subscription fees	899,641	888,426	1,769,916	1,726,048
Management fees	257,899	280,286	542,211	280,286
Other income (loss)	(19,044)	9,784	11,042	72,738

Total revenues	15,030,251	15,953,712	28,118,807	30,509,917

Expenses:
Losses and loss adjustment expenses (“LAE”)	5,824,190	4,819,877	10,883,962	10,357,857
Discontinued bond program losses and LAE	493,460	6,669	287,976	3,660,176
Commission expense	3,111,174	3,928,577	5,722,364	6,745,591
Other insurance operating expenses	2,376,855	2,898,441	4,718,933	5,475,754
Codification and subscription expenses	738,270	773,255	1,475,661	1,429,389
General and administrative expenses	273,162	278,676	416,859	273,071
Interest expense	361,505	281,313	701,535	535,896

Total expenses	13,178,616	12,986,808	24,207,290	28,477,734

Income before federal income taxes	1,851,635	2,966,904	3,911,517	2,032,183

Federal income tax expense	411,029	826,812	977,528	353,474

Net income	$1,440,606	$2,140,092	$2,933,989	$1,678,709

Net income per common share:
Basic	$.29	$.43	$.59	$.34

Diluted	$.28	$.43	$.58	$.33

BANCINSURANCE CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheet Data
(Unaudited)

	June 30,	December 31,
	2006	2005
Assets
Investments:
Held to maturity:
Fixed maturities	$4,289,346	$4,821,629

Available for sale:
Fixed maturities	70,024,626	73,012,240
Equity securities	7,943,201	8,043,299

Short-term investments	9,766,001	8,964,738
Other invested assets	715,000	715,000

Total investments	92,738,174	95,556,906

Cash	2,752,710	4,528,875
Premiums receivable	4,321,894	5,403,960
Accounts receivable, net	614,572	674,357
Reinsurance recoverables	1,415,223	1,235,043
Prepaid reinsurance premiums	7,576,615	6,011,496
Deferred policy acquisition costs	10,200,776	9,678,821
Costs and estimated earnings in excess of billings on uncompleted codification contracts	239,323	248,035
Loans to affiliates	963,814	892,523
Intangible assets, net	733,754	771,013
Accrued investment income	1,070,395	1,128,104
Net deferred tax asset	—	485,461
Other assets	1,471,289	1,721,241

Total assets	124,098,539	128,335,835

Liabilities and Shareholders’ Equity
Reserve for unpaid losses and loss adjustment expenses	5,910,919	7,678,094
Discontinued bond program reserve for unpaid losses and loss adjustment expenses	16,214,106	19,626,129
Unearned premiums	37,722,420	35,579,349
Ceded reinsurance premiums payable	1,305,490	3,605,394
Experience rating adjustments payable	3,509,967	2,302,850
Retrospective premium adjustments payable	1,975,486	2,201,706
Funds held under reinsurance treaties	540,729	735,341
Contract funds on deposit	3,012,959	3,201,124
Taxes, licenses and fees payable	208,843	386,936
Current federal income tax payable	294,644	570,078
Net deferred tax liability	149,401	—
Deferred ceded commissions	1,405,783	1,337,098
Commissions payable	1,635,620	2,710,582
Billings in excess of estimated earnings on uncompleted codification contracts	113,110	75,108
Notes payable	28,080	27,119
Other liabilities	2,021,815	2,754,301
Trust preferred debt issued to affiliates	15,465,000	15,465,000

Total liabilities	91,514,372	98,256,209

Shareholders’ equity:
Common shares	1,794,141	1,794,141
Additional paid-in capital	1,413,465	1,336,073
Accumulated other comprehensive income	81,863	588,703
Retained earnings	35,066,775	32,132,786

	38,356,244	35,851,703

Less: Treasury shares	(5,772,077)	(5,772,077)

Total shareholders’ equity	32,584,167	30,079,626

Total liabilities and shareholders’ equity	$124,098,539	$128,335,835